UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 5, 2018

Oncobiologics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37759	38-3982704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Clarke Drive Cranbury, New Jersey	08512
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 619-3990

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.¨☒

Item 1.01	Entry into a Material Definitive Agreement

On November 5, 2018, Oncobiologics, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with BioLexis Pte. Ltd. (formerly known as, GMS Tenshi Holdings Pte. Limited, the “Investor”), a Singapore private limited company and the Company’s controlling stockholder and strategic partner, pursuant to which the Company agreed to sell to the Investor, and the Investor agreed to purchase, in a private placement (the “Private Placement”), up to $20.0 million (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), to close in four tranches, subject to customary closing conditions and achievement of certain funding milestones as agreed between Company and the Investor (“Funding Milestones”).

On November 7, 2018, the Company closed the sale of the first tranche of the Shares for aggregate cash proceeds of $8.0 million, issuing to the Investor an aggregate of 8,577,248 Shares at a purchase price of $0.9327 per Share (the “Share Price”), which was the “minimum price” as defined in the rules of the Nasdaq Stock Market LLC on November 5, 2018 (such sale, the “Initial Closing”). Under the Purchase Agreement, the Company and the Investor will close the sale of the remaining $12.0 million of Shares in three equal tranches of $4.0 million on each of December 3, 2018, January 3, 2019 and February 1, 2019, subject, in each case, to customary closing conditions and achievement of certain funding milestones. All sales of Shares to Investor under the Purchase Agreement will be at the Share Price.

In connection with the entry into the Purchase Agreement, the Company and the Investor entered into an amendment to that certain Investor Rights Agreement dated September 11, 2017 (the “Third Amendment of the Investor Rights Agreement”), in order to provide the Investor certain registration and other rights with respect to all Shares purchased by the Investor pursuant to the Purchase Agreement, as well as clarify that the Company is solely responsible for all expenses incurred by the Investor in connection with its ownership of any securities of the Company.

The Company intends to use the net proceeds from the Private Placement primarily for clinical trials for its lead product candidate, ONS-5010, and for working capital and general corporate purposes, including agreed repayments to the holders of the Senior Notes (as defined below).

The Shares offered have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act. The offer and sale of the Shares to the Investor was made in reliance on Section 4(a)(2) under the Securities Act, without general solicitation or advertising.

The Purchase Agreement contains ordinary and customary provisions for agreements of this nature, such as representations, warranties, covenants and indemnification obligations, as well as termination provisions that provide for termination prior to the closing of each of the remaining tranches of Shares upon mutual agreement of the parties, as well as in the event of certain breaches that are not curable or remain uncured by the other party after a period of time. The Purchase Agreement also requires the Company to achieve certain Funding Milestones as a condition to closing each of the remaining tranches of Shares.

The foregoing description of the Purchase Agreement and Third Amendment of the Investor Rights Agreement is a summary of the material terms of such agreements, does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, and Third Amendment of the Investor Rights Agreement, which are filed as Exhibits 10.1, and 10.2 to this Current Report on Form 8-K and are incorporated by reference herein.

The information called for by this item that is contained in Item 2.03 is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 5, 2018, the Company and the holders of its $13.5 million aggregate principal amount of outstanding senior secured notes (the “Senior Notes”) issued pursuant to the certain Note and Warrant Purchase Agreement dated December 22, 2017, as amended on April 13, 2017 (the “NWPA”), entered into a Second Note and Warrant Amendment and Waiver (the “Second Amendment”). Under the Second Amendment, the holders of the Senior Notes agreed to, among other things, extend the maturity date and provide that they may be converted into Common Stock at an initial conversion price of $1.11924 per share (120% of the price per share paid by the Investor under the Purchase Agreement).

Under the Second Amendment, the holders of the Senior Notes agreed to extend the maturity date of such Senior Notes up to December 22, 2019 in exchange for making several payments of principal and interest through August 31, 2019, and raising no less than $20.0 million of additional equity capital on or prior to June 30, 2019.

On November 7, 2018, following the Initial Closing, the Company paid the holders an aggregate of approximately $2.2 million of principal and interest. The Company agreed to make additional scheduled payments of an aggregate of $3.7 million of principal and interest on the Senior Notes as follows: (i) approximately $1.2 million of principal and interest on or prior to December 7, 2018; (ii) approximately $1.0 million of interest on or prior to December 22, 2018; and (iii) approximately $1.5 million of principal and interest on or prior to February 15, 2019. Additionally, if the Company has raised $20.0 million of additional equity capital on or prior to June 30, 2019, then the Company agreed to (i) pay an additional aggregate of $3.0 million of principal and interest; and (ii) make additional payments of $1.0 million of principal and interest on or prior to each of July 31, 2019 and August 31, 2019.

If the Company makes the payments of an aggregate of $4.4 million on or prior to December 22, 2018 as contemplated by the Second Amendment, then the maturity date of the Senior Notes will be automatically extended to June 30, 2019. If the Company raises no less than $20.0 million of additional equity capital on or prior to June 30, 2019, and pays the additional aggregate of $3.0 million of principal and interest as contemplated by the Second Amendment, then the maturity date of the Senior Notes will be automatically extended to December 22, 2019.

In addition, the Company and the holders of the Senior Notes mutually agreed to reduce the exercise price of the warrants held by them to acquire an aggregate of 3,792,500 shares of Common Stock (which were issued pursuant to the NWPA) to $1.50 per share, and extend the expiration of such warrants by three years.

Under the Second Amendment, the Company agreed to take such steps as may be reasonably necessary to amend the exercise price to $1.50 and further extend the expiration date of its outstanding Series A warrants (CUSIP: 68235M 113; Nasdaq: ONSIW) by three years. Such Series A warrants currently have an exercise price of $6.60 per share and expire on the earlier to occur of (a) the date that is 20 business days after the date on which the closing sales price of the Common Stock is greater than or equal to $7.25 per share and (b) February 18, 2019.

Oppenheimer & Co. Inc. acted as financial advisor to the Company in connection with the restructuring of the Senior Notes.

The foregoing description of the Second Amendment and warrants held by the holders of the Senior Notes is a summary of the material terms of such amendment and warrants, does not purport to be complete and is qualified in its entirety by reference to the Second Amendment, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth in Items 1.01 and 2.03 of this Current Report on Form 8-K to the extent required by this Item 3.02 is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosure set forth in Item 2.03 of this Current Report on Form 8-K to the extent required by this Item 3.03 is incorporated herein by reference.

Item 8.01	Other Events

On November 6, 2018, the Company issued a press release announcing the entry into the Purchase Agreement, the Second Amendment and other actions contemplated thereby and in connection therewith, which press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Purchase Agreement by and between Oncobiologics, Inc. and BioLexis Pte. Ltd., dated November 5, 2018.
10.2	Third Amendment to Investor Rights Agreement dated November 5, 2018.
10.3	Second Note and Warrant Amendment and Waiver dated November 5, 2018.
99.1	Press Release dated November 6, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oncobiologics, Inc.

Date: November 9, 2018	By:	/s/ Lawrence A. Kenyon
Lawrence A. Kenyon
Chief Executive Officer and Chief Financial Officer